RLF1 28779630v.1 IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE IN RE LATCH, INC. ) ) C.A. No. 2023-0302-LWW [PROPOSED] FINAL ORDER AND JUDGMENT WHEREAS, this Court having reviewed the Verified Petition for Relief Pursuant to 8 Del. C. § 205 (the “Petition”) filed by petitioner Latch, Inc., the Court having considered the factors in 8 Del. C. § 205(d), and for good cause having been shown, IT IS HEREBY ORDERED this ___ day of __________, 2023, that: 1. The Common Stock Increase Amendment and the New Certificate of Incorporation, including the filing and effectiveness thereof, are hereby validated and declared effective as of 8:06 a.m. (EST) on June 4, 2021.1 2. All shares of capital stock of the Company issued at or after the filing of the New Certificate of Incorporation in reliance on the effectiveness of the New Certificate of Incorporation, including, but not limited to, the 84,511,204 shares of Common Stock issued by the Company to the stockholders of Legacy Latch as consideration in the Merger, are hereby validated and declared effective as of the date and time of the original issuance of such shares. 1 Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Petition. GRANTED Exhibit 99.1

RLF1 28779630v.1 3. The above-captioned action is hereby CLOSED. The Honorable Lori W. Will

This document constitutes a ruling of the court and should be treated as such. Court: DE Court of Chancery Civil Action Judge: Lori W. Will File & Serve Transaction ID: 69672529 Current Date: Mar 29, 2023 Case Number: 2023-0302-LWW Case Name: In re Latch, Inc. Court Authorizer: Lori W. Will Court Authorizer Comments: The petition is granted pursuant to Section 205(a) of the Delaware General Corporation Law for the reasons set forth in the court's March 29, 2023 bench ruling. See transcript; see also Opinion Regarding Section 205 Petition, In re Lordstown Motors Corp., 2023-0083-LWW (Del. Ch. Feb. 21, 2023) (setting forth reasoning for granting similar relief in a Section 205 action). /s/ Judge Lori W. Will